SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2004

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are pleased to announce that we have been notified by the operator of the BB Gayle No. 1 Well in Goliad County, Texas that completion operations have now commenced.  A crew is currently on the prospect, and barring any unforeseen issues testing of the well should be completed within 7-10 days.  Currently a number of intervals have been recommended for perforation, some of which correspond to the highest gas responses encountered while drilling the well.

The BB Gayle No. 1 is the first well drilled on the Manahuilla Prospect located on approximately 1,265 acres of oil and gas leases covering the expanded Yegua trend. The Middle Eocene sands of the expanded Yegua trend of the onshore Gulf Coast basin has been a prolific over pressured gas-condensate producer with total gas production to date exceeding 800 billion cubic feet, with an estimated trend recovery close to two trillion cubic feet of gas.

Due to a record month of rainfall in Texas, all the wells that were scheduled to be drilled and/or tested on our multiple Texas prospects have not been completed as yet.  Barring any more unforeseen issues, we could be receiving results back on up to five wells within the next 6-8 weeks.  All of these five wells have already been fully funded to this point.

We are also in the final stages of due diligence on the previously announced new prospect in Texas.  A final decision by the board is expected within seven days.

Bernard McDougall, our president stated, “It is great to finally be back to operations on our prospects.  We currently are working on the Martex Prospect and the Manahuilla Prospect, which are in the middle of operations and had been stalled due to weather issues.  It finally appears that this is over and we are expecting results very shortly as operations have now recommenced.  This is an exciting time for the company and we wish to thank our loyal shareholders for their patience through these unforeseen issues over the past six weeks.”

We are an emerging oil and gas company that has both oil and gas producing properties.   Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have fourteen independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, and five wells producing oil and/or gas revenue in Texas. We are currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our timely update list please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         July 14, 2004